Exhibit 10.1

SORRENTO THERAPEUTICS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors on August 15, 2020

Approved by Stockholders on or about October 16, 2020

1.	Establishment of Plan.

Sorrento Therapeutics, Inc. (the “Company”) proposes to grant options to purchase shares (“Purchase Rights”) of the Company’s Common Stock (the “Common Stock”) to eligible employees of the Company and its Participating Subsidiaries (as hereinafter defined) pursuant to this Sorrento Therapeutics, Inc. 2020 Employee Stock Purchase Plan (this “Plan”). For the purposes of this Plan, “Parent Corporation” and “Subsidiary” shall have the same meanings with respect to the Company as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Subsidiaries” are Subsidiaries that the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Committee”) designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

2.	Number of Shares.

The total number of shares of Common Stock initially reserved and available for issuance pursuant to this Plan shall be 7,500,000, subject to adjustments effected in accordance with Section 15. If any Purchase Right granted under this Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under this Plan. The shares purchasable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

3.	Purpose.

The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment. For the purposes of this Plan, “employee” shall mean any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an employee shall be determined by the Committee, in its sole discretion. The Committee shall be guided by the provisions of Treasury Regulation Section 1.421-7 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that this Plan cover all “employees” within the meaning of those provisions other than those who are not eligible to participate in this Plan. For purposes of an individual’s participation in or other rights, if any, under this Plan as of the time of the determination by the Committee of whether or not an individual is an employee, all such determinations by the Committee shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an employee. Unless the Committee makes a contrary determination, the employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in this Plan shall be directed to the Committee, whose decision shall be final.

4.	Administration.

This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final, binding and conclusive upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. The Committee will have the power, subject to, and within the limitations of, the express provisions of this Plan: (a) to designate from time to time which entities are Participating Subsidiaries, (b) to construe and interpret this Plan and rights granted hereunder, and to establish, amend and revoke rules and regulations for its administration, (c) to settle all controversies regarding this Plan and Purchase Rights granted under this Plan, (d) to amend or terminate this Plan at any time as provided in Section 26, and (e) to adopt such rules, procedures and sub-plans relating to the operation and administration of this Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in this Plan by employees who are foreign nationals or employed or located outside the United States.

5.	Eligibility.

Any employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under this Plan except the following:

(a)            employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or, if specified by the Committee with respect to an Offering Period, the employee has not been in the employ of the Company or a Participating Subsidiary, as the case may be, for such continuous period preceding such start of such Offering Period as the Committee may require, but in no event will the required period of continuous employment be equal to or greater than two years,

(b)            employees who are customarily employed for twenty (20) hours or less per week,

(c)            employees who are customarily employed for five (5) months or less in a calendar year, and

(d)            employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent Corporation or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent Corporation or Subsidiary.

6.	Offering & Purchase Periods.

Unless otherwise specified by the Committee, the offering periods of this Plan (each, an “Offering Period”) shall (a) be of six (6) months’ duration, and (b) commence on November 6th and end on May 5th, or commence on May 6th of each year and end on November 5th of the following year, as applicable.

Each Offering Period shall consist of one (1) six (6)-month purchase period (a “Purchase Period”) during which payroll deductions of the participants are accumulated under this Plan.

The first business day of each Offering Period is referred to as the “Offering Date”. The last business day of each Purchase Period is referred to as the “Purchase Date”.

The Committee shall have the power to change the Offering Dates, the Purchase Dates and the duration of Offering Periods (provided that the duration of an Offering Period may not exceed twenty-seven (27) months from the Offering Date) or Purchase Periods without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

7.	Participation in this Plan.

Eligible employees may become participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. An eligible employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in this Plan by delivering a subscription agreement with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period by delivering a subscription agreement to the Company, such employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12. Such participant is not required to deliver any additional subscription agreement in order to continue participation in this Plan.

8.	Grant of Purchase Right on Enrollment.

On each Offering Date, each eligible employee will be granted a Purchase Right to purchase up to that number of shares of Common Stock (rounded down to the nearest whole share) purchasable either with a percentage or with a maximum dollar amount, as designated by the Committee, but in either case not exceeding fifteen percent (15%) of such employee’s compensation for such Offering Period during the period that begins on the Offering Date and ends on the last day of the Offering Period.

9.	Purchase Price.

The purchase price per share at which a share of Common Stock shall be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of: (a) the fair market value on the Offering Date; or (b) the fair market value on the Purchase Date.

For the purposes of this Plan, the term “fair market value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)            If the Common Stock is listed on any established stock exchange or traded on any established market, the fair market value of a share of Common Stock will be the closing sales price for such shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Committee deems reliable. Unless otherwise provided by the Committee, if there is no closing sales price for the Common Stock on the date of determination, then the fair market value will be the closing sales price on the last preceding date for which such quotation exists;

(b)            If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a share of Common Stock will be the average of the closing bid and asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last trading day such bids and asks were reported); or

(c)            In the absence of an established market for the Common Stock, the fair market value of a share of Common Stock will be determined in good faith by the Committee.

10.	Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a)           The purchase price of the shares is accumulated by regular payroll deductions made during each Offering Period. The deductions may be made (at the election of the participant) either (a) as an election of a whole dollar amount not less than $10 per payroll period, nor greater than an amount equal to the amount that is fifteen percent (15%) of the participant’s compensation, or (b) as a percentage of the participant’s compensation in one percent (1%) increments, not less than one percent (1%), nor greater than fifteen percent (15%), or, in each case, such lower limit set by the Committee. Compensation shall mean base pay, incentive compensation, bonuses and commissions (provided, however, that with respect to an Offering Period, the participant may elect to have his or her percentage of payroll deductions under this Plan calculated with respect to (and solely deducted from) only his or her base pay); provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payday after the beginning of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided by this Plan.

(b)           A participant may increase or decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but unless otherwise provided by the Committee with respect to a Purchase Period, not more than one (1) change may be made effective during any Purchase Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c)           A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions shall be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock of the Company in accordance with Section 10(e). A participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(d)           All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e)           On each Purchase Date, for so long as this Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date (or such deadline prior to the Purchase Date established by the Committee), which notifies the Company that the participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant, as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the Purchase Right granted to such participant with respect to the Offering Period to the extent that such Purchase Right is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 9. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash, without interest; provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f)           As soon as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her Purchase Right.

(g)           During a participant’s lifetime, his or her Purchase Right hereunder is exercisable only by him or her. The participant shall have no interest or voting rights in shares covered by any of his or her Purchase Right until such Purchase Right has been exercised.

11.	Limitations on Shares to be Purchased.

(a)           As specified by Section 423(b)(8) of the Code, an eligible employee may be granted Purchase Rights under this Plan only if such Purchase Rights, together with any other rights granted under all employee stock purchase plans of the Company and any Parent Corporation or Subsidiary, do not permit such eligible employee’s Purchase Rights to accrue at a rate which, when aggregated, exceeds $25,000 of fair market value of such shares (determined at the time such rights are granted, and which, with respect to this Plan, will be determined as of their respective Offering Dates) for each calendar year in which such Purchase Rights are outstanding at any time. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit; provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension. This limitation shall apply on a calendar year by calendar year basis and no unused portion of this limitation may be used in subsequent calendar years.

(b)           No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”) and unless otherwise specified by the Committee, the Maximum Share Amount shall be 20,000 shares. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above. In addition, prior to the commencement of an Offering Period or prior to such time period as may be specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by all participants on any single Purchase Date (hereinafter the “Aggregate Purchase Date Amount”).

(c)            If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan (or if applicable, the Aggregate Purchase Date Amount), then the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s Purchase Right to each participant affected.

(d)           Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 11 shall be returned to the participant as soon as practicable after the end of the applicable Purchase Period, without interest.

12.	Withdrawal.

(a)            Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)           Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. In the event a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 for initial participation in this Plan.

13.	Termination of Employment.

Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Subsidiary, shall immediately terminate his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided, however, that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a participant has terminated employment and the effective date on which the participant terminated employment.

14.	Return of Payroll Deductions.

In the event a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board or the Committee, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

15.	Capital Changes.

Subject to any required action by the stockholders of the Company, the number and type of shares of Common Stock covered by each Purchase Right under this Plan which has not yet been exercised and the number and type of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under a Purchase Right (collectively, the “Reserves”), the Maximum Share Amount and, if applicable, any Aggregate Purchase Date Amount, as well as the price per share of Common Stock covered by each Purchase Right under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock), any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company’s present Common Stock; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Purchase Rights under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be final, binding and conclusive on all participants), (b) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company or similar transaction, then (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights granted under this Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the participants’ accumulated Plan contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) under the outstanding Purchase Rights within ten business days (or such other period specified by the Committee) prior to the transaction, and the Purchase Rights will terminate immediately after such purchase.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding Purchase Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

16.	Nonassignability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section 23) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

17.	Reports.

Individual accounts shall be maintained for each participant in this Plan. Each participant shall receive, at least annually, a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

18.	Disposition Requirements.

(a)            Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). After the Notice Period, the Company may require each participant to give the Company prompt notice of any disposition of shares purchased in any Offering Period pursuant to this Plan.

(b)           The Company may place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares.

19.	No Rights to Continued Employment.

Neither this Plan nor the grant of any Purchase Right hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee’s employment.

20.	Equal Rights and Privileges; Rules for Foreign Jurisdictions.

All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan. Notwithstanding the foregoing, the Company may adopt (a) rules or procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures, including, without limitation, rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements, or (b) sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code, and the rules of such sub-plans may take precedence over other provisions of this Plan with respect to such foreign participants, but unless otherwise superseded by the specific terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

21.	Notices.

All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Term; Stockholder Approval.

This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected by the Board or the Committee at any time), or (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan.

23.	Designation of Beneficiary.

(a)            The Company may, but is not obligated to, permit a participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or contributions from the participant’s account under this Plan if the participant dies before such shares and/or contributions are delivered to the participant. The Company may, but is not obligated to, permit the participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)            If a participant dies and has no valid beneficiary designation, the Company will deliver any shares of Common Stock and/or contributions to the executor or administrator of the estate of the participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or contributions, without interest, to the participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

24.	Conditions Upon Issuance of Shares; Limitation on Sale of Shares.

Shares shall not be issued with respect to a Purchase Right unless the exercise of such Purchase Right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25.	Applicable Law.

This Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

26.	Amendment or Termination.

The Board or the Committee may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect Purchase Rights previously granted under this Plan, nor may any amendment make any change in a Purchase Right previously granted which would adversely affect the right of a participant without the consent of such participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 22 within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

(a)            increase the number of shares that may be issued under this Plan; or

(b)            change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, in the event that the Board or the Committee determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Board (or the Committee) may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate this Plan to reduce or eliminate such accounting consequence.